Exhibit 99.1

CMS ENERGY ANNOUNCES THIRD QUARTER EARNINGS OF $0.55 PER SHARE,

OR $0.54 PER SHARE ON AN ADJUSTED BASIS, AND REAFFIRMS

ADJUSTED EARNINGS GUIDANCE OF $1.52 TO $1.55 PER SHARE

JACKSON, Mich., Oct. 25, 2012 – CMS Energy announced today reported net income of $148 million, or $0.55 per share, for the third quarter of 2012, compared to reported net income of $139 million, or $0.53 per share, for the same quarter of 2011.

The company’s third quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of one-time items, was $145 million, or $0.54 per share, compared to $139 million, or $0.53 per share, for the same quarter in 2011.

For the first nine months of the year, CMS Energy had reported net income of $315 million, or $1.17 per share, compared to $374 million, or $1.43 per share, for the same period of 2011. On an adjusted basis, the company had income of $350 million, or $1.31 per share, for the first nine months of 2012 compared to $340 million, or $1.30 per share, for the same period in 2011.

The reported net income for the first nine months of 2012 includes a one-time charge of $36 million, or $0.14 per share, reflecting the write-off of an electric decoupling regulatory asset at the company’s Michigan utility, Consumers Energy. The company’s 2011 reported net income included a one-time non-cash gain of $32 million, or $0.12 per share, related to the company’s non-utility operations.

CMS Energy reaffirmed its guidance for 2012 adjusted earnings of $1.52 to $1.55 per share, consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings per share growth. The company’s reported earnings could vary from adjusted earnings because of several factors, such as legacy issues associated with prior asset sales and regulatory items from prior years. Because of those uncertainties, the company isn’t providing reported earnings guidance.

The solid financial results for the third quarter and the first nine months of the year reflect the continuing execution of the company’s plan to invest in its utility operations to serve customers and improve the environment, said John Russell, CMS Energy’s president and chief executive officer.

“We’re aggressively managing our costs at the same time we’re making these substantial investments. We plan to hold our average base rate increases at or below the rate of inflation for the next five years. That’s part of our promise to work hard every day for our customers and to provide them with a good energy value,” Russell said.

“Our investments are providing clear benefits for customers as well as creating value for investors. For example, we have invested $640 million in the Consumers Energy electric system over the past five years. Those investments paid off for customers with increased reliability this summer when hot, humid weather and Michigan’s recovering economy pushed the customer demand for electricity to record levels.”

In reviewing recent major events, Russell noted:

•	High temperatures and Michigan’s recovering economy pushed customer demand for electricity in July to its highest monthly total in Consumers Energy’s 125-year history.

•

The start of installation of “smart meters” at customer homes and businesses. The company plans to install the high-tech meters for all of its 1.8 million electric customers over the next several years.

•

Consumers Energy has doubled, to $500 million, its five-year commitment to the Pure Michigan Business Connect, an initiative to create jobs and boost the state’s economy by encouraging Michigan companies to do more business with each other. The $500 million will be spent on competitively priced, quality products and services and is in addition to the $2 billion a year the utility already spends with other Michigan companies.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

# # #

CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. Certain of these items have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2012. The company is not able to estimate the impact of these matters and is not providing reported earnings guidance.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2011, and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2012 and June 30, 2012.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Third Quarter		Nine Months
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011
Operating Revenue	$1,507	$1,464	$4,583	$4,883
Operating Expenses	1,164	1,148	3,792	4,054

Operating Income	$343	$316	$791	$829
Other Income	—	9	15	26
Interest Charges	96	104	293	313

Income before Income Taxes	$247	$221	$513	$542
Income Tax Expense[a]	98	81	203	168

Income from Continuing Operations	$149	$140	$310	$374
Income from Discontinued Operations	—	—	7	2

Net Income	$149	$140	$317	$376
Income Attributable to Noncontrolling Interests	1	1	2	2

Net Income Available to Common Stockholders	$148	$139	$315	$374

Income Per Share
Basic	$0.56	$0.55	$1.21	$1.49
Diluted	0.55	0.53	1.17	1.43

[a]	2011 Nine months ended income tax expense includes a $32 million benefit related to a Michigan state income tax law change.

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	September 30	December 31
	2012	2011
	(Unaudited)
Assets
Cash and cash equivalents	$128	$161
Restricted cash and cash equivalents	31	27
Other current assets	2,201	2,377

Total current assets	$2,360	$2,565
Plant, property, and equipment	11,190	10,633
Other non-current assets	3,058	3,254

Total Assets	$16,608	$16,452

Liabilities and Equity
Current liabilities	$975	$1,281
Non-current liabilities	5,017	4,835
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	6,745	6,602
Non-recourse debt and finance leases	488	491

Total debt and capital and finance leases	7,233	7,093
Noncontrolling interests	44	44
Common stockholders equity	3,196	3,028

Total capitalization	$10,473	$10,165
Securitization debt	143	171

Total Liabilities and Equity	$16,608	$16,452

(*)	Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	Nine Months
	(Unaudited)
	2012	2011
Beginning of Period Cash	$161	$247
Cash provided by operating activities	$934	$1,195
Cash used in investing activities	(938)	(752)

Cash flow from operating and investing activities	$(4)	$443
Cash used in financing activities	(29)	(69)
Changes in cash included in assets held for sale	—	2

Total Cash Flow	$(33)	$376

End of Period Cash	$128	$623

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Third Quarter		Nine Months
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011
Net Income Available to Common Stockholders	$148	$139	$315	$374
Reconciling Items:
Discontinued Operations Income	—	—	(7)	(2)
Electric Decoupling Court Order	—	—	36	—
Downsizing Program	—	—	7	—
Tax Changes	—	—	—	(32)
Restructuring Costs and Other	(3)	—	(1)	—

Adjusted Net Income - Non-GAAP Basis	$145	$139	$350	$340

Average Number of Common Shares Outstanding
Basic	263	251	260	251
Diluted	269	264	268	262

Basic Earnings Per Average Common Share
Net Income Per Share as Reported	$0.56	$0.55	$1.21	$1.49
Reconciling Items:
Discontinued Operations Income	—	—	(0.03)	(0.01)
Electric Decoupling Court Order	—	—	0.14	—
Downsizing Program	—	—	0.03	—
Tax Changes	—	—	—	(0.13)
Restructuring Costs and Other	(0.01)	—	—	—

Adjusted Net Income - Non-GAAP Basis	$0.55	$0.55	$1.35	$1.35

Diluted Earnings Per Average Common Share
Net Income Per Share as Reported	$0.55	$0.53	$1.17	$1.43
Reconciling Items:
Discontinued Operations Income	—	—	(0.03)	(0.01)
Electric Decoupling Court Order	—	—	0.14	—
Downsizing Program	—	—	0.03	—
Tax Changes	—	—	—	(0.12)
Restructuring Costs and Other	(0.01)	—	—	—

Adjusted Net Income - Non-GAAP Basis	$0.54	$0.53	$1.31	$1.30

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.